NEWS RELEASE

SOUTHWESTERN ENERGY ANNOUNCES THIRD QUARTER 2023 RESULTS
Balancing dual priorities of debt reduction and managing productive capacity

SPRING, Texas – November 2, 2023...Southwestern Energy Company (NYSE: SWN) today announced financial and operating results for the third quarter ended September 30, 2023.

•Generated $45 million net income, $106 million adjusted net income (non-GAAP), $513 million adjusted EBITDA (non-GAAP), $477 million net cash provided by operating activities and $23 million free cash flow (non-GAAP)
•Quarter-end total debt $4.1 billion, down from $4.4 billion at year-end 2022
•Reported total net production of 425 Bcfe, or 4.6 Bcfe per day, including 4.0 Bcf per day of gas and 104 MBbls per day of liquids
•Invested $454 million of capital and placed 23 wells to sales, including 15 in Appalachia and 8 in Haynesville
•Released its 10th annual Corporate Responsibility report, highlighting sustainability initiatives and progress, including a 17% reduction in Scope 1 GHG emissions intensity and a 20% reduction in methane intensity in 2022 compared to 2021

“During the third quarter, the Company continued its disciplined approach of optimizing free cash flow generation and activity. This approach balances our dual priorities of debt reduction and managing the productive capacity of the Company in the structurally improving natural gas environment. As we look ahead to next year, Southwestern Energy is well positioned with its deep inventory, firm transportation portfolio and market access to benefit from the expected growing demand from LNG facilities along the Gulf Coast,” said Bill Way, Southwestern Energy President and Chief Executive Officer.

Financial Results

	For the three months ended		For the nine months ended
	September 30,		September 30,
(in millions)	2023	2022	2023	2022
Net income (loss)	$45	$450	$2,215	$(1,052)
Adjusted net income (non-GAAP)	$106	$360	$547	$1,175
Diluted earnings (loss) per share	$0.04	$0.40	$2.01	$(0.94)
Adjusted diluted earnings per share (non-GAAP)	$0.10	$0.32	$0.50	$1.05
Adjusted EBITDA (non-GAAP)	$513	$824	$1,796	$2,551
Net cash provided by operating activities	$477	$797	$2,039	$2,196
Net cash flow (non-GAAP)	$477	$765	$1,694	$2,380
Total capital investments (1)	$454	$543	$1,714	$1,672
Free cash flow (deficit) (non-GAAP)	$23	$222	$(20)	$708
(1)Capital investments include a decrease of $94 million and $33 million for the three months ended September 30, 2023 and 2022, respectively, and a decrease of $122 million and an increase of $44 million for the nine months ended September 30, 2023 and 2022, respectively, relating to the change in accrued expenditures between periods.

For the quarter ended September 30, 2023, Southwestern Energy recorded net income of $45 million, or $0.04 per diluted share, including a loss on mark-to-market of unsettled derivatives. Excluding this and other one-time items, adjusted net income (non-GAAP) was $106 million, or $0.10 per diluted share, and adjusted EBITDA (non-GAAP) was $513 million. Net cash provided by operating activities was $477 million, net cash flow (non-GAAP) was $477 million and free cash flow (non-GAAP) was $23 million.

As of September 30, 2023, Southwestern Energy had total debt of $4.1 billion and net debt to adjusted EBITDA (non-GAAP) of 1.6x. At the end of the quarter, the Company had $388 million of borrowings under its revolving credit facility and no outstanding letters of credit. Subsequent to quarter end, the Company’s elected commitments and borrowing base were reaffirmed as part of its regularly scheduled fall redetermination at the elected $2.0 billion and $3.5 billion, respectively.

As indicated in the table below, third quarter 2023 weighted average realized price was $2.05 per Mcfe, excluding the impact of derivatives and net of $0.24 per Mcfe of transportation expenses. Including derivatives, weighted average realized price for the third quarter was down 21% from $3.06 per Mcfe in 2022 to $2.43 per Mcfe in 2023 primarily due to lower commodity prices including a 69% decrease in NYMEX Henry Hub and a 10% decrease in WTI.

Realized Prices	For the three months ended		For the nine months ended
(includes transportation costs)	September 30,		September 30,
	2023	2022	2023	2022
Natural Gas Price:
NYMEX Henry Hub price ($/MMBtu) (1)	$2.55	$8.20	$2.69	$6.77
Discount to NYMEX (2)	(0.89)	(0.78)	(0.59)	(0.62)
Average realized gas price, excluding derivatives ($/Mcf)	$1.66	$7.42	$2.10	$6.15
Gain on settled financial basis derivatives ($/Mcf)	0.13	0.10	0.01	0.06
Gain (loss) on settled commodity derivatives ($/Mcf)	0.34	(4.71)	0.23	(3.38)
Average realized gas price, including derivatives ($/Mcf)	$2.13	$2.81	$2.34	$2.83
Oil Price:
WTI oil price ($/Bbl) (3)	$82.26	$91.56	$77.39	$98.09
Discount to WTI (4)	(11.17)	(7.22)	(10.79)	(7.39)
Average realized oil price, excluding derivatives ($/Bbl)	$71.09	$84.34	$66.60	$90.70
Average realized oil price, including derivatives ($/Bbl)	$56.60	$49.06	$57.21	$52.29
NGL Price:
Average realized NGL price, excluding derivatives ($/Bbl)	$20.53	$33.33	$21.19	$37.50
Average realized NGL price, including derivatives ($/Bbl)	$21.41	$26.55	$22.28	$27.64
Percentage of WTI, excluding derivatives	25%	36%	27%	38%
Total Weighted Average Realized Price:
Excluding derivatives ($/Mcfe)	$2.05	$7.33	$2.45	$6.32
Including derivatives ($/Mcfe)	$2.43	$3.06	$2.65	$3.11
(1)Based on last day settlement prices from monthly futures contracts.
(2)This discount includes a basis differential, a heating content adjustment, physical basis sales, third-party transportation charges and fuel charges, and excludes financial basis derivatives.
(3)Based on the average daily settlement price of the nearby month futures contract over the period.
(4)This discount primarily includes location and quality adjustments.

Operational Results
Total net production for the quarter ended September 30, 2023 was 425 Bcfe, of which 86% was natural gas, 12% NGLs and 2% oil. Capital investments totaled $454 million for the third quarter of 2023 with 24 wells drilled, 25 wells completed and 23 wells placed to sales.

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2023	2022	2023	2022
Production
Natural gas production (Bcf)	368	389	1,086	1,148
Oil production (MBbls)	1,310	1,173	4,169	3,806
NGL production (MBbls)	8,228	7,788	24,715	22,445
Total production (Bcfe)	425	443	1,259	1,306

Average unit costs per Mcfe
Lease operating expenses (1)	$1.06	$1.02	$1.04	$0.98
General & administrative expenses (2)	$0.10	$0.08	$0.10	$0.08
Taxes, other than income taxes	$0.15	$0.17	$0.15	$0.15
Full cost pool amortization	$0.78	$0.66	$0.77	$0.65
(1)Includes post-production costs such as gathering, processing, fractionation and compression.
(2)Excludes $27 million in merger-related expenses for the nine months ended September 30, 2022.

Appalachia – In the third quarter, total production was 262 Bcfe, with NGL production of 90 MBbls per day and oil production of 14 MBbls per day. The Company drilled 12 wells, completed 15 wells and placed 15 wells to sales with an average lateral length of 16,231 feet.

Haynesville – In the third quarter, total production was 163 Bcfe. There were 12 wells drilled, 10 wells completed and 8 wells placed to sales in the quarter with an average lateral length of 9,082 feet.

E&P Division Results	For the three months ended September 30, 2023		For the nine months ended September 30, 2023
	Appalachia	Haynesville	Appalachia	Haynesville
Natural gas production (Bcf)	205	163	597	489
Liquids production
Oil (MBbls)	1,303	6	4,146	21
NGL (MBbls)	8,226	2	24,707	7
Production (Bcfe)	262	163	770	489

Capital investments (in millions)
Drilling and completions, including workovers	$181	$187	$619	$838
Land acquisition and other	21	2	74	5
Capitalized interest and expense	31	19	91	58
Total capital investments	$233	$208	$784	$901

Gross operated well activity summary
Drilled	12	12	51	42
Completed	15	10	58	49
Wells to sales	15	8	56	53

Total weighted average realized price per Mcfe, excluding derivatives	$1.91	$2.28	$2.46	$2.43

Wells to sales summary	For the three months ended September 30, 2023
	Gross wells to sales	Average lateral length (ft)
Appalachia
Super Rich Marcellus	6	18,198
Rich Marcellus	5	12,791
Dry Gas Utica (1)	2	14,813
Dry Gas Marcellus	2	20,353
Haynesville	8	9,082
Total	23
(1)Ohio Utica
Fourth Quarter 2023 Guidance
Based on current market conditions, Southwestern expects fourth quarter production and price differentials to be within the following ranges. Additionally, the Company updates full year oil differential guidance to $10 to $13 per barrel discount to WTI.

PRODUCTION	For the quarter ended December 31, 2023
Gas production (Bcf)	344 – 361
Liquids (% of production)	~14.0%
Total (Bcfe)	400 – 420

PRICING
Natural gas discount to NYMEX including transportation (1)	$0.58 – $0.70 per Mcf
Oil discount to West Texas Intermediate (WTI) including transportation	$11.50 – $13.50 per Bbl
Natural gas liquids realization as a % of WTI including transportation	22% – 30%
(1)Includes impact of transportation costs and expected $0.06 – $0.09 per Mcf gain in Q4 2023 from financial basis hedges.

Conference Call
Southwestern Energy will host a conference call and webcast on Friday, November 3, 2023 at 10:00 a.m. Central to discuss third quarter 2023 results. To participate, dial US toll-free 877-883-0383, or international 412-902-6506 and enter access code 4941446. The conference call will webcast live at www.swn.com.

A replay will also be available on SWN’s website at www.swn.com following the call.

About Southwestern Energy
Southwestern Energy Company (NYSE: SWN) is a leading U.S. producer and marketer of natural gas and natural gas liquids focused on responsibly developing large-scale energy assets in the nation’s most prolific shale gas basins. SWN’s returns-driven strategy strives to create sustainable value for its stakeholders by leveraging its scale, financial strength and operational execution. For additional information, please visit www.swn.com and www.swncrreport.com.

Investor Contact
Brittany Raiford
Vice President, Investor Relations
(832) 796-7906
brittany_raiford@swn.com

Forward Looking Statement
This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. These statements are based on current expectations. The words “anticipate,” “intend,” “plan,” “project,” “estimate,” “continue,” “potential,” “should,” “could,” “may,” “will,” “objective,” “guidance,” “outlook,” “effort,” “expect,” “believe,” “predict,” “budget,” “projection,” “goal,” “forecast,” “model,” “target”, “seek”, “strive,” “would,” “approximate,” and similar words are intended to identify forward-looking statements. Statements may be forward looking even in the absence of these particular words.

Examples of forward-looking statements include, but are not limited to, the expectations of plans, business strategies, objectives and growth and anticipated financial and operational performance, including guidance regarding our strategy to develop reserves, drilling plans and programs (including the number of rigs and frac crews to be used), estimated reserves and inventory duration, projected production and sales volume and growth rates, projected commodity prices, basis and average differential, impact of commodity prices on our business, projected average well costs, generation of free cash flow, our return of capital strategy, including the amount and timing of any redemptions, repayments or repurchases of our common stock, outstanding debt securities or other debt instruments, leverage targets, our ability to maintain or improve our credit ratings, our ability to achieve our debt reduction plan, leverage levels and financial profile, our hedging strategy, our environmental, social and governance (ESG) initiatives and our ability to achieve anticipated results of such initiatives, expected benefits from acquisitions, potential acquisitions, divestitures, potential divestitures and strategic transactions, the timing thereof and our ability to achieve the intended operational, financial and strategic benefits of any such transactions or other initiatives. These forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events. All forward-looking statements speak only as of the date of this news release. The estimates and assumptions upon which forward-looking statements are based are inherently uncertain and involve a number of risks that are beyond our control. Although we believe the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance, and we cannot assure you that such statements will be realized or that the events and circumstances they describe will occur. Therefore, you should not place undue reliance on any of the forward-looking statements contained herein.

Factors that could cause our actual results to differ materially from those indicated in any forward-looking statement are subject to all of the risks and uncertainties incident to the exploration for and the development, production, gathering and sale of natural gas, NGLs and oil, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, commodity price volatility, inflation, the costs and results of drilling and operations, lack of availability of drilling and production equipment and services, the ability to add proved reserves in the future, environmental risks, drilling and other operating risks, legislative and regulatory changes, the uncertainty inherent in estimating natural gas and oil reserves and in projecting future rates of production, the quality of technical data, cash flow and access to capital, the timing of development expenditures, a change in our credit rating, an increase in interest rates, our ability to achieve our debt reduction plan, our ability to increase commitments under our revolving credit facility, our hedging and other financial contracts, our ability to maintain leases that may expire if production is not established or profitably maintained, our ability to transport our production to the most favorable markets or at all, any increase in severance or similar taxes, the impact of the adverse outcome of any material litigation against us or judicial decisions that affect us or our industry generally, the effects of weather or power outages, increased competition, the financial impact of accounting regulations and critical accounting policies, the comparative cost of alternative fuels, credit risk relating to the risk of loss as a result of non-performance by our counterparties, including as a result of financial or banking failures, impacts of world health events, including the COVID-19 pandemic, cybersecurity risks, geopolitical and business conditions in key regions of the world, our ability to realize the expected benefits from acquisitions, divestitures, and strategic transactions, our ability to achieve our GHG emission reduction goals and the costs associated therewith, and any other factors described or referenced under Item 7. “Management's Discussion and Analysis of Financial Condition and Results of Operations” and under Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2022.

We have no obligation and make no undertaking to publicly update or revise any forward-looking statements, except as required by applicable law. All written and oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary statement. ###

SOUTHWESTERN ENERGY COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the three months ended		For the nine months ended
	September 30,		September 30,
(in millions, except share/per share amounts)	2023	2022	2023	2022
Operating Revenues:
Gas sales	$627	$2,884	$2,323	$7,061
Oil sales	94	100	281	349
NGL sales	169	260	523	842
Marketing	553	1,298	1,707	3,371
Other	—	(1)	(4)	(1)
	1,443	4,541	4,830	11,622
Operating Costs and Expenses:
Marketing purchases	545	1,289	1,693	3,366
Operating expenses	444	423	1,280	1,206
General and administrative expenses	46	41	133	120
Merger-related expenses	—	—	—	27
Depreciation, depletion and amortization	338	298	979	861
Taxes, other than income taxes	63	76	189	198
	1,436	2,127	4,274	5,778
Operating Income	7	2,414	556	5,844
Interest Expense:
Interest on debt	61	77	184	218
Other interest charges	3	3	9	10
Interest capitalized	(28)	(30)	(87)	(89)
	36	50	106	139

Gain (Loss) on Derivatives	93	(1,903)	1,811	(6,709)
Loss on Early Extinguishment of Debt	—	—	(19)	(6)
Other Income (Loss), Net	2	—	1	(1)

Income (Loss) Before Income Taxes	66	461	2,243	(1,011)
Provision for Income Taxes:
Current	—	11	—	41
Deferred	21	—	28	—
	21	11	28	41
Net Income (Loss)	$45	$450	$2,215	$(1,052)

Earnings (Loss) Per Common Share
Basic	$0.04	$0.41	$2.01	$(0.94)
Diluted	$0.04	$0.40	$2.01	$(0.94)

Weighted Average Common Shares Outstanding:
Basic	1,101,231,113	1,110,259,907	1,100,895,642	1,113,705,502
Diluted	1,104,027,634	1,112,522,861	1,102,867,675	1,113,705,502

SOUTHWESTERN ENERGY COMPANY AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
	September 30, 2023	December 31, 2022
ASSETS	(in millions)
Current assets:
Cash and cash equivalents	$26	$50
Accounts receivable, net	602	1,401
Derivative assets	336	145
Other current assets	78	68
Total current assets	1,042	1,664
Natural gas and oil properties, using the full cost method	37,349	35,763
Other	555	527
Less: Accumulated depreciation, depletion and amortization	(26,381)	(25,387)
Total property and equipment, net	11,523	10,903
Operating lease assets	163	177
Long-term derivative assets	153	72
Other long-term assets	92	110
Total long-term assets	408	359
TOTAL ASSETS	$12,973	$12,926
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,317	$1,835
Taxes payable	135	136
Interest payable	26	86
Derivative liabilities	219	1,317
Current operating lease liabilities	44	42
Other current liabilities	17	65
Total current liabilities	1,758	3,481
Long-term debt	4,114	4,392
Long-term operating lease liabilities	116	133
Long-term derivative liabilities	186	378
Other long-term liabilities	262	218
Total long-term liabilities	4,678	5,121
Commitments and contingencies
Equity:
Common stock, $0.01 par value; 2,500,000,000 shares authorized; issued 1,163,077,745 shares as of September 30, 2023 and 1,161,545,588 shares as of December 31, 2022	12	12
Additional paid-in capital	7,185	7,172
Accumulated deficit	(324)	(2,539)
Accumulated other comprehensive income (loss)	(9)	6
Common stock in treasury, 61,614,693 shares as of September 30, 2023 and December 31, 2022	(327)	(327)
Total equity	6,537	4,324
TOTAL LIABILITIES AND EQUITY	$12,973	$12,926

SOUTHWESTERN ENERGY COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	For the nine months ended
	September 30,
(in millions)	2023	2022
Cash Flows From Operating Activities:
Net income (loss)	$2,215	$(1,052)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	979	861
Amortization of debt issuance costs	5	8
Deferred income taxes	28	—
(Gain) loss on derivatives, unsettled	(1,562)	2,524
Stock-based compensation	7	4
Loss on early extinguishment of debt	19	6
Other	3	2
Change in assets and liabilities:
Accounts receivable	799	(602)
Accounts payable	(362)	506
Taxes payable	(2)	28
Interest payable	(33)	(22)
Inventories	(15)	(8)
Other assets and liabilities	(42)	(59)
Net cash provided by operating activities	2,039	2,196

Cash Flows From Investing Activities:
Capital investments	(1,833)	(1,623)
Proceeds from sale of property and equipment	123	15
Net cash used in investing activities	(1,710)	(1,608)

Cash Flows From Financing Activities:
Payments on current portion of long-term debt	—	(205)
Payments on long-term debt	(437)	(71)
Payments on revolving credit facility	(3,044)	(10,341)
Borrowings under revolving credit facility	3,182	10,061
Change in bank drafts outstanding	(50)	62
Proceeds from exercise of common stock options	—	7
Purchase of treasury stock	—	(100)
Debt issuance/amendment costs	—	(14)
Cash paid for tax withholding	(4)	(4)
Net cash used in financing activities	(353)	(605)

Decrease in cash and cash equivalents	(24)	(17)
Cash and cash equivalents at beginning of year	50	28
Cash and cash equivalents at end of period	$26	$11

Hedging Summary
A detailed breakdown of derivative financial instruments and financial basis positions as of September 30, 2023, including the remainder of 2023 and excluding those positions that settled in the first, second and third quarters, is shown below. Please refer to the Company’s quarterly report on Form 10-Q to be filed with the Securities and Exchange Commission for more information on the Company’s commodity, and basis protection.

		Weighted Average Price per MMBtu
				Purchased
	Volume (Bcf)	Swaps	Sold Puts	Puts	Sold Calls
Natural gas
2023
Fixed price swaps	179	$3.28	$—	$—	$—
Two-way costless collars	32	—	—	2.88	3.29
Three-way costless collars	47	—	2.08	2.50	2.91
Total	258
2024
Fixed price swaps	528	$3.54	$—	$—	$—
Two-way costless collars	44	—	—	3.07	3.53
Three-way costless collars	77	—	2.46	3.19	3.99
Total	649
2025
Two-way costless collars	73	$—	$—	$3.50	$5.40
Three-way costless collars	106	—	2.50	3.75	5.69
Total	179

Natural gas financial basis positions	Volume	Basis Differential
	(Bcf)	($/MMBtu)
Q4 2023
Dominion South	33	$(0.75)
TCO	20	$(0.61)
TETCO M3	15	$(0.18)
Trunkline Zone 1A	3	$(0.29)
Total	71	$(0.57)
2024
Dominion South	46	$(0.71)
2025
Dominion South	9	$(0.64)

Call Options – Natural Gas (Net)	Volume	Weighted Average Strike Price
	(Bcf)	($/MMBtu)
2023	15	$2.97
2024	82	$6.56
2025	73	$7.00
2026	73	$7.00
Total	243

		Weighted Average Price per Bbl
	Volume			Purchased
	(MBbls)	Swaps	Sold Puts	Puts	Sold Calls
Oil
2023
Fixed price swaps	733	$67.34	$—	$—	$—
Two-way costless collars	147	—	—	70.00	80.58
Three-way costless collars	291	—	34.36	46.05	55.96
Total	1,171
2024
Fixed price swaps	1,571	$71.06	$—	$—	$—
Two-way costless collars	512	—	—	70.00	85.63
Total	2,083
2025
Fixed price swaps	41	$77.66	$—	$—	$—
Ethane
2023
Fixed price swaps	2,254	$10.99	$—	$—	$—
2024
Fixed price swaps	3,429	$10.84	$—	$—	$—
Propane
2023
Fixed price swaps	1,782	$30.44	$—	$—	$—
2024
Fixed price swaps	3,254	$31.78	$—	$—	$—
2025
Fixed price swaps	63	$26.46	$—	$—	$—
Normal Butane
2023
Fixed price swaps	198	$40.96	$—	$—	$—
2024
Fixed price swaps	329	$40.74	$—	$—	$—
Natural Gasoline
2023
Fixed price swaps	171	$63.74	$—	$—	$—
2024
Fixed price swaps	329	$64.37	$—	$—	$—

Explanation and Reconciliation of Non-GAAP Financial Measures
The Company reports its financial results in accordance with accounting principles generally accepted in the United States of America (“GAAP”). However, management believes certain non-GAAP performance measures may provide financial statement users with additional meaningful comparisons between current results, the results of the Company’s peers and of prior periods.

One such non-GAAP financial measure is net cash flow. Management presents this measure because (i) it is accepted as an indicator of an oil and gas exploration and production company’s ability to internally fund exploration and development activities and to service or incur additional debt, (ii) changes in operating assets and liabilities relate to the timing of cash receipts and disbursements which the Company may not control and (iii) changes in operating assets and liabilities may not relate to the period in which the operating activities occurred.

Additional non-GAAP financial measures the Company may present from time to time are free cash flow (deficit), net debt, adjusted net income, adjusted diluted earnings per share, adjusted EBITDA and net debt to adjusted EBITDA, all of which exclude certain charges or amounts. Management presents these measures because (i) they are consistent with the manner in which the Company’s position and performance are measured relative to the position and performance of its peers, (ii) these measures are more comparable to earnings estimates provided by securities analysts, and (iii) charges or amounts excluded cannot be reasonably estimated and guidance provided by the Company excludes information regarding these types of items. These adjusted amounts are not a measure of financial performance under GAAP.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Adjusted net income:	(in millions)
Net income (loss)	$45	$450	$2,215	$(1,052)
Add back (deduct):
Merger-related expenses	—	—	—	27
(Gain) loss on unsettled derivatives (1)	69	14	(1,562)	2,524
Loss on early extinguishment of debt	—	—	19	6
Other (2)	3	—	10	1
Adjustments due to discrete tax items (3)	6	(100)	(488)	285
Tax impact on adjustments	(17)	(4)	353	(616)
Adjusted net income	$106	$360	$547	$1,175
(1)Includes ($4) million of non-performance risk adjustment to derivative activities for the nine months ended September 30, 2023, and ($2) million and $7 million of non-performance risk adjustment to derivative activities for the three and nine months ended September 30, 2022, respectively.
(2)Includes $2 million and $7 million for the three and nine months ended September 30, 2023, respectively, of G&A related to the development of enterprise resource technology, expensed in the period incurred per GAAP.
(3)The Company’s 2023 income tax rate is 23.0% before the impacts of any valuation allowance.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Adjusted diluted earnings per share:
Diluted earnings (loss) per share	$0.04	$0.40	$2.01	$(0.94)
Add back (deduct):
Merger-related expenses	—	—	—	0.02
(Gain) loss on unsettled derivatives (1)	0.07	0.01	(1.42)	2.27
Loss on early extinguishment of debt	—	—	0.02	0.00
Other (2)	0.00	—	0.01	0.00
Adjustments due to discrete tax items (3)	0.01	(0.09)	(0.44)	0.25
Tax impact on adjustments	(0.02)	(0.00)	0.32	(0.55)
Adjusted diluted earnings per share	$0.10	$0.32	$0.50	$1.05
(1)Includes ($4) million of non-performance risk adjustment to derivative activities for the nine months ended September 30, 2023, and ($2) million and $7 million of non-performance risk adjustment to derivative activities for the three and nine months ended September 30, 2022, respectively.
(2)Includes $2 million and $7 million for the three and nine months ended September 30, 2023, respectively, of G&A related to the development of enterprise resource technology, expensed in the period incurred per GAAP.
(3)The Company’s 2023 income tax rate is 23.0% before the impacts of any valuation allowance.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net cash flow:	(in millions)
Net cash provided by operating activities	$477	$797	$2,039	$2,196
Add back (deduct):
Changes in operating assets and liabilities	—	(32)	(345)	157
Merger-related expenses	—	—	—	27
Net cash flow	$477	$765	$1,694	$2,380

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Free cash flow (deficit):	(in millions)
Net cash flow	$477	$765	$1,694	$2,380
Subtract:
Total capital investments	(454)	(543)	(1,714)	(1,672)
Free cash flow (deficit)	$23	$222	$(20)	$708

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Adjusted EBITDA:	(in millions)
Net income (loss)	$45	$450	$2,215	$(1,052)
Add back (deduct):
Interest expense	36	50	106	139
Income tax expense	21	11	28	41
Depreciation, depletion and amortization	338	298	979	861
Merger-related expenses	—	—	—	27
(Gain) loss on unsettled derivatives (1)	69	14	(1,562)	2,524
Loss on early extinguishment of debt	—	—	19	6
Other	2	—	4	1
Stock-based compensation expense	2	1	7	4
Adjusted EBITDA	$513	$824	$1,796	$2,551

(1)Includes ($4) million of non-performance risk adjustment to derivative activities for the nine months ended September 30, 2023, and ($2) million and $7 million of non-performance risk adjustment to derivative activities for the three and nine months ended September 30, 2022, respectively.

12 Months Ended September 30, 2023
Adjusted EBITDA:	(in millions)
Net income	$5,116
Add back (deduct):
Interest expense	151
Income tax expense	38
Depreciation, depletion and amortization	1,292
Gain on unsettled derivatives (1)	(4,110)
Loss on early extinguishment of debt	27
Stock-based compensation expense	7
Other	7
Adjusted EBITDA	$2,528
(1)Includes ($11) million of non-performance risk adjustment for the twelve months ended September 30, 2023.

September 30, 2023
Net debt:	(in millions)
Total debt (1)	$4,131
Subtract:
Cash and cash equivalents	26
Net debt	$4,105
(1)Does not include $17 million of unamortized debt premium and issuance expense.

September 30, 2023
Net debt to Adjusted EBITDA:	(in millions)
Net debt	$4,105
Adjusted EBITDA	$2,528
Net debt to Adjusted EBITDA	1.6x